Exhibit 99.1

Primis Financial Corp. Reports Earnings per Share for the Third Quarter of 2024

Announces Sale of Life Premium Finance Division

Announces Expansion of Mortgage Warehouse Lending Team

Declares Quarterly Cash Dividend of $0.10 Per Share

For immediate release

Thursday, October 24, 2024

McLean, Virginia, October 24, 2024 – Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”), and its wholly-owned subsidiary, Primis Bank (the “Bank”), today reported net income available to common shareholders of $1.2 million or $0.05 per diluted share for the quarter ended September 30, 2024, compared to a net loss available to common shareholders of $6.0 million or $0.24 per diluted share for the quarter ended September 30, 2023. For the year-to-date period in 2024, the Company reported earnings available to common and diluted earnings per share of $7.5 million and $0.30, respectively, compared to $0.3 million and $0.01, respectively, in the same period in 2023. Earnings for the three month and year-to-date periods are highly affected by the Company’s corrected accounting for a third-party originated consumer portfolio.

Earnings for the three month and year-to-date period in 2024 include $0.8 million and $2.2 million, respectively, or $0.03 and $0.09 per diluted share, respectively, of after-tax nonrecurring charges versus $11.3 million and $12.5 million, respectively, or $0.45 and $0.51 per diluted share, respectively in the comparable 2023 periods and inclusive of the goodwill impairment in the third quarter of 2023. Adjusting for these items, operating net income available to common shareholders was $2.0 million(1) or $0.08 per diluted share(1) for the quarter ended September 30, 2024, compared to net operating income available to common shareholders of $5.3 million(1) or $0.21 per diluted share(1) for the quarter ended September 30, 2023. For the year-to-date period in 2024 when adjusting for these items, earnings available to common and diluted earnings per share was $9.6 million(1) and $0.39(1), respectively, compared to $12.8 million(1) and $0.52(1), respectively, in the same period in 2023.

Sale of Life Premium Finance Division

On October 24, 2024, Primis Bank and EverBank, N.A. (“EverBank”) entered into a purchase and assumption agreement whereby EverBank will acquire the Life Premium Finance Division from Primis Bank including all the associated loans, except for a subset of mostly fixed rate and rate-capped loans retained by the Bank, and the operations of the division, including its employees, for a premium of $6.0 million. Primis Bank expects to record a pre-tax gain of $4.5 million net of advisory and legal fees in the fourth quarter of 2024.

On October 31, 2024, EverBank will acquire approximately $370 million of loans from the division with Primis Bank providing interim servicing until the transition of the business at the final closing which is expected on January 31, 2025. Between the first and second closings, EverBank will purchase loans generated by the division in ordinary course at par. After the second closing, EverBank will service the Bank’s retained portfolio for the duration of the portfolio.

(1) Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Dennis J. Zember, Jr., President and Chief Executive Officer of Primis commented, “Three years ago we hired a set of professionals with a vision to build a tech-forward solution for life insurance premium finance. This platform has been widely accepted and used by the industry’s facilitators to such a degree that its opportunity is bigger than our balance sheet. EverBank is known for investing in scalable businesses with attractive risk-adjusted returns which makes our life premium finance team a perfect fit.”

Mortgage Warehouse Lending Team Expansion

In early October of 2024, Primis hired a seasoned team of mortgage warehouse lending professionals from a larger bank with a very successful track record in this space. While Primis Bank has had mortgage warehouse lending capabilities for some time, production had been limited while the Bank searched for the right leadership. Four key individuals have joined the Bank comprising sales, operations and portfolio management with another four to five support staff expected in the coming months.

Commented Mr. Zember, “Mortgage warehouse lending as an asset class has very attractive returns and limited losses. With several very large banks exiting the space and mortgage volumes projected to increase substantially, we believe this is a perfect time to expand our capabilities. Knowing the team we hired and having visited quite a few of their customers, I believe we can replace all of the life premium business we are selling with yields that are 125bps to 150bps higher. I expect the credit results and operating expense burdens to be similar so we believe the bottom-line impact will be significant as we scale this operation.”

Discussion of Results

The following table highlights selected financial data for the last five quarters:

	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Return on average assets	0.12%	0.39%	0.26%	(0.85)%	(0.62)%
Operating return on average assets(1)	0.20%	0.50%	0.29%	(0.79)%	0.54%
Pre-tax pre-provision return on average assets(1)	0.85%	0.78%	1.02%	0.96%	(0.33)%
Pre-tax pre-prov. operating return on average assets(1)	0.95%	0.92%	1.05%	1.01%	(0.30)%
Return on average common equity	1.28%	4.06%	2.62%	(8.43)%	(6.11)%
Operating return on average common equity(1)	2.11%	5.18%	2.99%	(7.91)%	5.35%
Operating return on avg. tangible common equity(1)	2.80%	6.93%	3.98%	(10.53)%	7.35%
Cost of funds	3.25%	3.16%	2.97%	2.85%	2.75%
Net interest margin	2.97%	2.72%	2.84%	2.86%	2.70%
Gross loans to deposits	89.68%	98.95%	97.37%	98.45%	96.37%
Efficiency ratio	83.22%	82.62%	77.41%	81.31%	108.50%
Operating efficiency ratio(1)	80.35%	78.86%	76.17%	79.43%	75.17%

As disclosed in our recent filings with the SEC, the Company has corrected its method for accounting for a third-party originated and serviced consumer loan portfolio (the “Consumer Program”) and in which the separate agreements comprising the portfolio are treated as separate units of account (See “Critical Accounting Estimates and Policies” in the Company’s 2023 Form 10-K). A subset of the Consumer Program has promotional characteristics where interest is deferred during the promotional period and is waived if the customer pays off the loan prior to the period end. In that event, the third-party reimburses the Bank for the waived interest. Until the end of the promotional period, the Company is unable to accrue interest on the loan under GAAP but does record a derivative representing the fair value of expected interest reimbursements from the third-party. Credit costs are also fully included in the Company’s results, including estimated life of loan losses required by ASC 326 while potential credit enhancements from the Consumer Program are only reflected as received. Total outstanding balances in the Consumer Program were $180 million as of September 30, 2024 versus $194 million at June 30, 2024.

(1) Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Net Interest Income

Net interest income increased approximately $3.2 million, or 13%, to $28.0 million during the third quarter of 2024 compared to the second quarter of 2024 largely due to increased interest recognition on previously deferring loans. For the third quarter of 2024, the Company reported a net interest margin of 2.97% versus 2.72% for the second quarter of 2024.

Interest income increased 9.4% to $57.1 million in the third quarter of 2024 compared to $52.2 million during the second quarter of 2024. At September 30, 2024, $60 million of loans were deferring interest due to a promotional feature. The Company recognized $3.0 million of interest in the third quarter of 2024 from promotional loans that were deferring interest and then began amortizing. In addition, in the third quarter of 2024, payoff of promotional loans triggered reimbursement of $2.5 million of deferred interest that was recognized in noninterest income. Promotional loan balances of $17 million and $21 million will reach the end of their promotional periods in the fourth quarter of 2024 and first quarter of 2025, respectively, after which loans with a promotional feature will decline to a nominal amount of the Bank’s portfolio by the end of 2025. Yield on earning assets and loans held for investment were 6.06% and 6.31%, respectively, in the third quarter of 2024 versus 5.72% and 5.91%, respectively, in the second quarter of 2024.

Interest expense increased $1.7 million to $29.1 million in the third quarter of 2024 compared to the second quarter of 2024 largely due to an increased reliance on FHLB funding during the third quarter. Cost of deposits increased 6 basis points to 3.04% in the third quarter of 2024 from 2.98% in the second quarter of 2024. Cost of funds was 3.25% in the third quarter of 2024, an increase of 9 basis points linked-quarter.

Noninterest Income

Noninterest income decreased during the third quarter of 2024 to $9.3 million compared to $11.2 million in the second quarter of 2024. Included in the second quarter of 2024 is approximately $0.9 million of bank-owned life insurance income due to a death benefit payout. Income from mortgage banking activity increased $0.4 million during the third quarter. Offsetting the increase in mortgage banking income was a reduction of $0.4 million in service fees and $1.2 million reduction in income related to the Consumer Program.

Noninterest Expense

Noninterest expense was $31.0 million for the third quarter of 2024, compared to $29.8 million for the second quarter of 2024. Noninterest expense also includes consolidated expenses from Panacea Financial Holdings (“PFH”). Management considers the core expense burden of the Bank that adjusts for certain items such as those that are volume dependent (e.g., mortgage banking related) or nonoperational (e.g., changes in the reserve for unfunded commitments). The following table illustrates the degree to which the Company has managed its operating expense burden during 2024:

	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Reported Noninterest Expense	31,045	29,786	27,538	27,780	36,950
PFH Consolidated Expenses	(2,666)	(2,347)	(2,119)	(2,813)	-
Noninterest Expense Excl. PFH	28,379	27,439	25,419	24,967	36,950

Nonrecurring / Goodwill Impair.	(1,352)	(1,453)	(438)	(165)	(11,350)
Mortgage Expenses	(6,436)	(6,084)	(5,122)	(4,785)	(5,108)
Consumer Program Servicing Fee	(699)	(312)	(312)	(312)	(312)
Reserve for Unfunded Commitment	(96)	546	2	(554)	257
Total Adjustments	(8,583)	(7,303)	(5,870)	(5,816)	(16,513)

Core Operating Expense Burden	19,796	20,136	19,550	19,151	20,437

(1) Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

As noted above, the core expense burden decreased $0.3 million in the third quarter of 2024 from the second quarter of 2024. Core expense burden was $19.8 million, in line with the average for the last five quarters.

Loan Portfolio and Asset Quality

Loans held for investment decreased to $2.97 billion at September 30, 2024, compared to $3.30 billion at June 30, 2024. As noted above, the Bank has entered into an agreement to sell approximately $370 million of life premium finance loans and which have been reclassified to loans held for sale at September 30, 2024. Including these balances, loans held for investment would have increased 1.1% unannualized in the third quarter of 2024. The Panacea and Life Premium Finance divisions had loan growth of 4.4% and 11.1%, respectively, in the third quarter of 2024.

Nonperforming assets, excluding portions guaranteed by the SBA, were only 0.25% of total assets, or $10.2 million at September 30, 2024, compared to 0.25% or $9.9 million at June 30, 2024. Loans rated substandard were $47.6 million in the third quarter of 2024 compared to $15.5 million in the second quarter of 2024. The increase was largely driven by a single commercial credit that has experienced slower lease activity past its construction phase. Management evaluated and valued the property using conservative cap rates and lengthy times to lease and included the shortfall in its specific reserve. The Bank had no other real estate owned at the end of the third quarter of 2024.

The Company recorded a provision for loan losses of $7.5 million for the third quarter of 2024 versus $3.1 million for the second quarter of 2024. Of this provision, $4.0 million was due to Consumer Program activity. The remaining provision was due to specific reserves established on individually evaluated credits, approximately $2.2 million of which was tied to the commercial credit described above. As a percentage of loans, including life premium finance loans classified as held-for-sale at the end of the third quarter, the allowance for credit losses was 1.53% and 1.56% at the end of the third and second quarter of 2024, respectively.

Net charge-offs were $8.0 million for the third quarter of 2024, up from $5.0 million for the second quarter of 2024. Consumer Program net charge-offs were $6.7 million in the third quarter versus $4.4 million in the second quarter of 2024. Core net charge-offs, excluding those losses from the Consumer Program, were $1.3 million, or 0.15% of average loans, in the third quarter of 2024 compared to $0.6 million, or 0.07%, in the second quarter of 2024.

Deposits and Funding

Total deposits at September 30, 2024 decreased slightly to $3.31 billion from $3.34 billion at June 30, 2024. Importantly, noninterest bearing deposits were $421 million at September 30, 2024, up slightly from $420 million at June 30, 2024 and in the face of substantial remixing activity towards interest bearing accounts.

Deposit growth in the Bank continues to benefit from better technology and unique convenience factors. V1BE, the Bank’s proprietary invitation-only delivery tool, increased total users by 5% during the third quarter of 2024, and now has over 2,400 users on the platform as of September 30, 2024.

During the third quarter of 2024, the Bank opened approximately $32.5 million new deposit accounts on the digital platform with very modest marketing expenses. At quarter end, the Bank had over 17,000 digital accounts with $911 million in total deposits and average balances of approximately $53 thousand.

As of September 30, 2024, the Bank has $75.0 million of brokered CDs that mature at the end of 2024 and $165.0 million of short-term FHLB advances.

Lines of Business

The Panacea Financial Division continues to experience substantial growth alongside the development of the nationally-recognized Panacea Financial brand. The Panacea Financial Division finished the third quarter of 2024 with approximately $392 million in outstanding loans, an increase of $16.5 million from June 30, 2024. Panacea-related deposits were $90 million at September 30, 2024 with a weighted average cost of 2.00%. Panacea continues to roll out innovative technology capabilities that is expected to continue increasing the amount with which it self-funds its balance sheet.

(1) Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Primis Mortgage had pre-tax income of $1.0 million in the third quarter of 2024 up from $0.9 million in the previous quarter. Locked loan volumes averaged $56.1 million per month in the third quarter of 2024, up from $52.0 million per month in the second quarter of 2024. Primis Mortgage continues to aggressively manage costs to preserve profitability in a lower volume environment while selectively adding talent to grow production.

Shareholders’ Equity

Book value per common share as of September 30, 2024 was $15.43, an increase of $0.20 from June 30, 2024. Tangible book value per common share(1) at the end of the third quarter of 2024 was $11.61, an increase of $0.21 from June 30, 2024.  Common shareholders’ equity was $381 million, or 9.48% of total assets, at September 30, 2024. Tangible common equity(1) at September 30, 2024 was $287 million, or 7.30% of tangible assets(1).  After-tax unrealized losses on the Company’s available-for-sale securities portfolio decreased by $6.0 million to $17.1 million due to decreases in market interest rates during the third quarter of 2024. The Company has the intent and ability to hold these securities until maturity or recovery of the value and does not anticipate realizing any losses on the investments.

The Board of Directors declared a dividend of $0.10 per share payable on November 22, 2024 to shareholders of record on November 8, 2024. This is Primis’ fifty-second consecutive quarterly dividend.

About Primis Financial Corp.

As of September 30, 2024, Primis had $4.0 billion in total assets, $2.9 billion in total loans held for investment and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Conference Call

The Company’s management will host a conference call to discuss its third quarter results on Friday, October 25, 2024 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://events.q4inc.com/attendee/853860984. Participants may also call 1-888-330-3573 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 7 days by calling 1-800-770-2030 and providing Replay Access Code 4440924.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term “operating” to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP Items table.

(1) Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Items” in the financial tables for more information and for a reconciliation to GAAP.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment; our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the result of the “pre-clearance” process with the Office of the Chief Accountant of the SEC and the impact on the Company’s financial statements; the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, applicable Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules; the possibility that Nasdaq may deny the Company’s appeal and delist the Company’s securities; the Company’s ability to implement its various strategic and growth initiatives, including the sale of the Life Premium Finance Division and the impact on the Company’s operating results and its recently established Panacea Financial Division, digital banking platform, V1BE fulfillment service and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management’s plans for the future; credit risk associated with our lending activities; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate; acts of God or of war or other conflicts, including the current Ukraine/Russia conflict and Israel/Hamas conflict, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Primis Financial Corp.
Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For Three Months Ended:					For Nine Months Ended:
Selected Performance Ratios:	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	3Q 2024	3Q 2023
Return on average assets	0.12%	0.39%	0.26%	(0.85)%	(0.62)%	0.25%	0.01%
Operating return on average assets(1)	0.20%	0.50%	0.29%	(0.79)%	0.54%	0.33%	0.43%
Pre-tax pre-provision return on average assets(1)	0.85%	0.78%	1.02%	0.96%	(0.33)%	0.88%	0.48%
Pre-tax pre-provision operating return on average assets(1)	0.95%	0.92%	1.05%	1.01%	(0.30)%	0.98%	0.91%
Return on average common equity	1.28%	4.06%	2.62%	(8.43)%	(6.11)%	2.66%	0.11%
Operating return on average common equity(1)	2.11%	5.18%	2.99%	(7.91)%	5.35%	3.44%	4.32%
Operating return on average tangible common equity(1)	2.80%	6.93%	3.98%	(10.53)%	7.35%	4.60%	5.92%
Cost of funds	3.25%	3.16%	2.97%	2.85%	2.75%	3.13%	2.61%
Net interest margin	2.97%	2.72%	2.84%	2.86%	2.70%	2.85%	2.61%
Gross loans to deposits	89.68%	98.95%	97.37%	98.45%	96.37%	89.68%	96.37%
Efficiency ratio	83.22%	82.62%	77.41%	81.31%	108.50%	81.12%	86.30%
Operating efficiency ratio(1)	80.35%	78.86%	76.17%	79.43%	75.17%	78.49%	74.56%

Per Common Share Data:
Earnings per common share - Basic	$0.05	$0.15	$0.10	$(0.33)	$(0.24)	$0.30	$0.01
Operating earnings per common share - Basic(1)	$0.08	$0.20	$0.11	$(0.31)	$0.21	$0.39	$0.52
Earnings per common share - Diluted	$0.05	$0.15	$0.10	$(0.33)	$(0.24)	$0.30	$0.01
Operating earnings per common share - Diluted(1)	$0.08	$0.20	$0.11	$(0.31)	$0.21	$0.39	$0.52
Book value per common share	$15.43	$15.23	$15.16	$15.23	$15.30	$15.43	$15.30
Tangible book value per common share(1)	$11.61	$11.40	$11.31	$11.37	$11.42	$11.61	$11.42
Cash dividend per common share	$0.10	$0.10	$0.10	$0.10	$0.10	$0.30	$0.30
Weighted average shares outstanding - Basic	24,695,685	24,683,734	24,673,857	24,647,728	24,641,981	24,683,556	24,635,535
Weighted average shares outstanding - Diluted	24,719,920	24,708,484	24,707,113	24,687,993	24,641,981	24,710,345	24,635,535
Shares outstanding at end of period	24,722,734	24,708,234	24,708,588	24,693,172	24,686,764	24,722,734	24,686,764

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.25%	0.25%	0.23%	0.20%	0.51%	0.25%	0.51%
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.93%	0.60%	0.64%	0.61%	0.53%	0.52%	0.32%
Core net charge-offs (recoveries) as a percent of average loans (annualized)(2)	0.15%	0.07%	0.11%	0.24%	0.27%	(0.10)%	0.12%
Allowance for credit losses to total loans	1.72%	1.56%	1.66%	1.62%	1.13%	1.72%	1.13%
Capital Ratios:
Common equity to assets	9.48%	9.49%	9.63%	9.75%	9.84%
Tangible common equity to tangible assets(1)	7.30%	7.27%	7.36%	7.46%	7.53%
Leverage ratio(3)	8.06%	8.25%	8.38%	8.37%	8.60%
Common equity tier 1 capital ratio(3)	8.98%	8.85%	8.97%	8.96%	9.36%
Tier 1 risk-based capital ratio(3)	9.28%	9.14%	9.26%	9.25%	9.66%
Total risk-based capital ratio(3)	12.66%	12.45%	12.61%	13.44%	13.05%

(1) See Reconciliation of Non-GAAP financial measures.

(2) Excludes third-party charge-offs.

(3) Ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.
(Dollars in thousands)	As Of :
Condensed Consolidated Balance Sheets (unaudited)	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Assets
Cash and cash equivalents	$77,274	$66,580	$88,717	$77,553	$93,865
Investment securities-available for sale	242,543	232,867	230,617	228,420	216,875
Investment securities-held to maturity	9,766	10,649	10,992	11,650	11,975
Loans held for sale	467,325	94,644	72,217	57,691	66,266
Loans receivable, net of deferred fees	2,965,120	3,300,562	3,227,665	3,219,414	3,173,788
Allowance for credit losses	(51,132)	(51,574)	(53,456)	(52,209)	(35,862)
Net loans	2,913,988	3,248,988	3,174,209	3,167,205	3,137,926
Stock in Federal Reserve Bank and Federal Home Loan Bank	20,875	16,837	14,225	14,246	12,796
Bank premises and equipment, net	19,668	19,946	20,412	20,611	24,878
Operating lease right-of-use assets	10,465	10,293	10,206	10,646	11,402
Goodwill and other intangible assets	94,444	94,768	95,092	95,417	95,741
Assets held for sale, net	3,898	5,136	6,359	6,735	3,115
Bank-owned life insurance	67,010	66,578	67,685	67,588	67,176
Deferred tax assets, net	25,582	25,232	24,513	22,395	24,179
Consumer Program derivative asset	9,763	9,929	10,685	10,806	12,818
Other assets	62,002	63,917	64,050	65,583	59,847
Total assets	$4,024,603	$3,966,364	$3,889,979	$3,856,546	$3,838,859

Liabilities and stockholders' equity
Demand deposits	$421,231	$420,241	$463,190	$472,941	$490,719
NOW accounts	748,833	793,608	771,116	773,028	803,276
Money market accounts	835,099	831,834	834,514	794,530	800,951
Savings accounts	873,810	866,279	823,325	783,758	746,608
Time deposits	427,458	423,501	422,778	445,898	451,850
Total deposits	3,306,431	3,335,463	3,314,923	3,270,155	3,293,404
Securities sold under agreements to repurchase - short term	3,677	3,273	3,038	3,044	3,838
Federal Home Loan Bank advances	165,000	80,000	25,000	30,000	-
Secured borrowings	17,495	21,069	21,298	20,393	29,649
Subordinated debt and notes	95,808	95,737	95,666	95,595	95,524
Operating lease liabilities	11,704	11,488	11,353	11,686	12,347
Other liabilities	27,168	24,777	24,102	28,080	26,487
Total liabilities	3,627,283	3,571,807	3,495,380	3,458,953	3,461,249
Total Primis common stockholders' equity	381,352	376,393	374,577	376,161	377,610
Noncontrolling interest	15,968	18,164	20,022	21,432	-
Total stockholders' equity	397,320	394,557	394,599	397,593	377,610
Total liabilities and stockholders' equity	$4,024,603	$3,966,364	$3,889,979	$3,856,546	$3,838,859

Tangible common equity(1)	$286,908	$281,625	$279,485	$280,744	$281,869

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					For Nine Months Ended:
Condensed Consolidated Statement of Operations (unaudited)	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	3Q 2024	3Q 2023
Interest and dividend income	$57,112	$52,199	$50,345	$50,163	$48,027	$159,656	$142,485
Interest expense	29,089	27,346	25,076	24,437	23,697	81,511	69,499
Net interest income	28,023	24,853	25,269	25,726	24,330	78,145	72,986
Provision for credit losses	7,511	3,119	6,508	21,310	1,616	17,138	11,231
Net interest income after provision for credit losses	20,512	21,734	18,761	4,416	22,714	61,007	61,755
Account maintenance and deposit service fees	1,468	1,861	1,393	1,518	1,534	4,722	4,215
Income from bank-owned life insurance	431	1,327	564	420	787	2,322	1,601
Mortgage banking income	6,803	6,402	5,574	3,210	4,922	18,779	14,435
Gain (loss) on sale of loans	-	(29)	336	526	217	307	268
Consumer Program derivative	79	1,272	2,041	2,886	2,033	3,392	15,233
Gain (loss) on other investments	51	136	206	190	30	393	(6)
Gain (loss) on bank premises and equipment	352	124	-	(478)	2	476	2
Other	99	105	193	169	201	397	584
Noninterest income	9,283	11,198	10,307	8,441	9,726	30,788	36,332
Employee compensation and benefits	16,764	16,088	15,735	14,645	13,809	48,587	44,120
Occupancy and equipment expenses	3,071	3,099	3,106	2,982	3,170	9,276	9,637
Amortization of intangible assets	318	317	317	317	317	952	952
Goodwill impairment	-	-	-	-	11,150	-	11,150
Virginia franchise tax expense	631	632	631	849	849	1,894	2,546
Data processing expense	2,552	2,347	2,231	2,216	2,250	7,130	7,329
Marketing expense	449	499	459	352	377	1,407	1,467
Telecommunication and communication expense	330	341	346	358	356	1,017	1,149
Professional fees	2,914	2,976	1,365	1,586	1,118	7,255	3,055
Miscellaneous lending expenses	1,098	285	451	1,128	424	1,834	1,878
Other expenses	2,918	3,202	2,897	3,347	3,130	9,017	11,060
Noninterest expense	31,045	29,786	27,538	27,780	36,950	88,369	94,343
Income (loss) before income taxes	(1,250)	3,146	1,530	(14,923)	(4,510)	3,426	3,744
Income tax expense (benefit)	(304)	1,265	718	(4,472)	1,519	1,679	3,405
Net Income (loss)	(946)	1,881	812	(10,451)	(6,029)	1,747	339
Noncontrolling interest	2,158	1,901	1,654	2,280	-	5,713	-
Net income (loss) attributable to Primis' common shareholders	$1,212	$3,782	$2,466	$(8,171)	$(6,029)	$7,460	$339

(1) See Reconciliation of Non-GAAP financial measures.

Primis Financial Corp.
(Dollars in thousands)	As Of:
Loan Portfolio Composition	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Loans held for sale	$467,325	$94,644	$72,217	$57,691	$66,266
Loans secured by real estate:
Commercial real estate - owner occupied	463,848	463,328	458,026	455,397	432,367
Commercial real estate - non-owner occupied	609,743	612,428	577,752	578,600	605,508
Secured by farmland	4,356	4,758	4,341	5,044	5,082
Construction and land development	105,541	104,886	146,908	164,742	170,849
Residential 1-4 family	607,313	608,049	602,124	606,226	600,389
Multi-family residential	169,368	171,512	128,599	127,857	129,586
Home equity lines of credit	62,421	62,138	57,765	59,670	59,996
Total real estate loans	2,022,590	2,027,099	1,975,515	1,997,536	2,003,777

Commercial loans	526,772	619,365	623,804	602,623	603,637
Paycheck Protection Program loans	1,941	1,969	2,003	2,023	2,105
Consumer loans	408,378	646,590	620,745	611,583	558,277
Total Non-PCD loans	2,959,681	3,295,023	3,222,067	3,213,765	3,167,796
PCD loans	5,439	5,539	5,598	5,649	5,992
Total loans receivable, net of deferred fees	$2,965,120	$3,300,562	$3,227,665	$3,219,414	$3,173,788

Loans by Risk Grade:
Pass, not graded	$-	$-	$-	$-	$-
Pass Grade 1 - Highest Quality	820	692	633	875	851
Pass Grade 2 - Good Quality	169,285	488,728	412,593	405,019	383,306
Pass Grade 3 - Satisfactory Quality	1,509,280	1,503,918	1,603,053	1,626,380	1,632,256
Pass Grade 4 - Pass	1,184,671	1,204,268	1,177,065	1,154,971	1,095,264
Pass Grade 5 - Special Mention	53,473	87,471	19,454	14,930	33,299
Grade 6 - Substandard	47,591	15,485	14,867	17,239	28,812
Grade 7 - Doubtful	-	-	-	-	-
Grade 8 - Loss	-	-	-	-	-
Total loans	$2,965,120	$3,300,562	$3,227,665	$3,219,414	$3,173,788

(Dollars in thousands)	As Of or For Three Months Ended:
Asset Quality Information	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Allowance for Credit Losses:
Balance at beginning of period	$(51,574)	$(53,456)	$(52,209)	$(35,862)	$(38,541)
Provision for for credit losses	(7,511)	(3,119)	(6,508)	(21,310)	(1,616)
Net charge-offs	7,953	5,001	5,261	4,963	4,295
Ending balance	$(51,132)	$(51,574)	$(53,456)	$(52,209)	$(35,862)

Reserve for Unfunded Commitments:
Balance at beginning of period	$(1,031)	$(1,577)	$(1,579)	$(1,025)	$(1,282)
(Expense for) / recovery of unfunded loan commitment reserve	(96)	546	2	(554)	257
Total Reserve for Unfunded Commitments	$(1,127)	$(1,031)	$(1,577)	$(1,579)	$(1,025)

	As Of:
Non-Performing Assets:	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Nonaccrual loans	$14,424	$11,289	$10,139	$9,095	$20,171
Accruing loans delinquent 90 days or more	1,714	1,897	1,714	1,714	1,625
Total non-performing assets	$16,138	$13,186	$11,853	$10,809	$21,796
SBA guaranteed portion of non-performing loans	$5,954	$3,268	$3,095	$3,115	$2,290

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					For Nine Months Ended:
Average Balance Sheet	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	3Q 2024	3Q 2023
Assets
Loans held for sale	$98,110	$84,389	$58,896	$48,380	$55,775	$80,530	$43,384
Loans, net of deferred fees	3,324,157	3,266,651	3,206,888	3,208,295	3,193,236	3,266,111	3,099,225
Investment securities	242,631	244,308	241,179	228,335	234,601	242,706	240,525
Other earning assets	83,405	73,697	77,067	79,925	93,159	78,076	348,831
Total earning assets	3,748,303	3,669,045	3,584,030	3,564,935	3,576,771	3,667,423	3,731,965
Other assets	243,972	243,200	248,082	262,977	268,038	244,913	260,474
Total assets	$3,992,275	$3,912,245	$3,832,112	$3,827,912	$3,844,809	$3,912,336	$3,992,439

Liabilities and equity
Demand deposits	$421,908	$433,315	$458,306	$473,750	$472,485	$440,172	$500,459
Interest-bearing liabilities:
NOW and other demand accounts	748,202	778,458	773,943	782,305	806,339	766,800	785,480
Money market accounts	859,988	823,156	814,147	790,971	850,892	832,531	844,752
Savings accounts	866,375	866,652	800,328	783,432	703,809	844,531	775,024
Time deposits	425,238	423,107	431,340	451,521	460,961	426,557	481,813
Total Deposits	3,321,711	3,324,688	3,278,064	3,281,979	3,294,486	3,310,591	3,387,528
Borrowings	238,994	158,919	120,188	120,213	119,797	172,942	172,662
Total Funding	3,560,705	3,483,607	3,398,252	3,402,192	3,414,283	3,483,533	3,560,190
Other Liabilities	36,527	34,494	34,900	39,056	39,303	35,344	35,457
Total liabilites	3,597,232	3,518,101	3,433,152	3,441,248	3,453,586	3,518,877	3,595,647
Primis common stockholders' equity	377,595	374,735	378,008	384,332	391,223	374,189	396,792
Noncontrolling interest	17,448	19,409	20,952	2,332	-	19,270	-
Total stockholders' equity	395,043	394,144	398,960	386,664	391,223	393,459	396,792
Total liabilities and stockholders' equity	$3,992,275	$3,912,245	$3,832,112	$3,827,912	$3,844,809	$3,912,336	$3,992,439

Net Interest Income
Loans held for sale	$1,589	$1,521	$907	$842	$873	$4,017	$1,964
Loans	52,707	48,032	46,825	46,723	44,439	147,564	123,289
Investment securities	1,799	1,805	1,715	1,645	1,593	5,319	4,728
Other earning assets	1,017	841	898	953	1,122	2,756	12,504
Total Earning Assets Income	57,112	52,199	50,345	50,163	48,027	159,656	142,485

Non-interest bearing DDA	-	-	-	-	-	-	-
NOW and other interest-bearing demand accounts	4,630	4,827	4,467	4,334	4,460	13,924	11,070
Money market accounts	7,432	6,788	6,512	6,129	6,555	20,732	17,587
Savings accounts	8,918	8,912	8,045	7,860	6,760	25,876	21,915
Time deposits	4,371	4,095	3,990	3,964	3,801	12,455	10,831
Total Deposit Costs	25,351	24,622	23,014	22,287	21,576	72,987	61,403

Borrowings	3,738	2,724	2,062	2,150	2,121	8,524	8,096
Total Funding Costs	29,089	27,346	25,076	24,437	23,697	81,511	69,499

Net Interest Income	$28,023	$24,853	$25,269	$25,726	$24,330	$78,145	$72,986

Net Interest Margin
Loans held for sale	6.44%	7.25%	6.19%	6.90%	6.21%	6.66%	6.05%
Loans	6.31%	5.91%	5.87%	5.78%	5.52%	6.04%	5.32%
Investments	2.95%	2.97%	2.86%	2.86%	2.69%	2.93%	2.63%
Other Earning Assets	4.85%	4.59%	4.69%	4.73%	4.78%	4.72%	4.79%
Total Earning Assets	6.06%	5.72%	5.65%	5.58%	5.33%	5.82%	5.10%

NOW	2.46%	2.49%	2.32%	2.20%	2.19%	2.43%	1.88%
MMDA	3.44%	3.32%	3.22%	3.07%	3.06%	3.33%	2.78%
Savings	4.10%	4.14%	4.04%	3.98%	3.81%	4.09%	3.78%
CDs	4.09%	3.89%	3.72%	3.48%	3.27%	3.90%	3.01%
Cost of Interest Bearing Deposits	3.48%	3.42%	3.28%	3.15%	3.03%	3.40%	2.84%
Cost of Deposits	3.04%	2.98%	2.82%	2.69%	2.60%	2.94%	2.42%

Other Funding	6.22%	6.89%	6.90%	7.10%	7.02%	6.58%	6.27%
Total Cost of Funds	3.25%	3.16%	2.97%	2.85%	2.75%	3.13%	2.61%

Net Interest Margin	2.97%	2.72%	2.84%	2.86%	2.70%	2.85%	2.61%
Net Interest Spread	2.37%	2.12%	2.22%	2.27%	2.13%	2.24%	2.49%

Primis Financial Corp.
(Dollars in thousands, except per share data)	For Three Months Ended:					For Nine Months Ended:
Reconciliation of Non-GAAP items:	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	3Q 2024	3Q 2023
Net income (loss) attributable to Primis' common shareholders	$1,212	$3,782	$2,466	$(8,171)	$(6,029)	$7,460	$339
Non-GAAP adjustments to Net Income:
Branch Consolidation / Other restructuring	-	-	-	449	-	-	1,488
Loan officer fraud, operational losses	-	-	-	-	200	-	200
Professional fee expenses related to the SEC pre-clear process and financial reporting restatements	1,352	1,453	438	-	-	3,243	-
Professional fee expenses related to Panacea investment	-	-	-	194	-	-	-
Goodwill impairment	-	-	-	-	11,150	-	11,150
Gains on sale of closed bank branch buildings	(352)	(124)	-	-	-	(476)	-
Income tax effect	(216)	(287)	(95)	(139)	(44)	(598)	(365)
Net income (loss) attributable to Primis' common shareholders adjusted for nonrecurring income and expenses	$1,996	$4,824	$2,809	$(7,667)	$5,277	$9,629	$12,813

Net income (loss) attributable to Primis' common shareholders	$1,212	$3,782	$2,466	$(8,171)	$(6,029)	$7,460	$339
Income tax expense (benefit)	(304)	1,265	718	(4,472)	1,519	1,679	3,405
Provision for credit losses (incl. unfunded commitment expense)	7,607	2,573	6,506	21,864	1,359	16,686	10,685
Pre-tax pre-provision earnings	$8,515	$7,620	$9,690	$9,221	$(3,151)	$25,825	$14,429
Effect of adjustment for nonrecurring income and expenses	1,000	1,329	438	643	11,350	2,767	12,838
Pre-tax pre-provision operating earnings	$9,515	$8,949	$10,128	$9,864	$8,199	$28,592	$27,267

Return on average assets	0.12%	0.39%	0.26%	(0.85)%	(0.62)%	0.25%	0.01%
Effect of adjustment for nonrecurring income and expenses	0.08%	0.11%	0.04%	0.05%	1.17%	0.07%	0.42%
Operating return on average assets	0.20%	0.50%	0.29%	(0.79)%	0.54%	0.33%	0.43%

Return on average assets	0.12%	0.39%	0.26%	(0.85)%	(0.62)%	0.25%	0.01%
Effect of tax expense	(0.03)%	0.13%	0.08%	(0.46)%	0.16%	0.06%	0.11%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.76%	0.26%	0.68%	2.27%	0.14%	0.57%	0.36%
Pre-tax pre-provision return on average assets	0.85%	0.78%	1.02%	0.96%	(0.33)%	0.88%	0.48%
Effect of adjustment for nonrecurring income and expenses and expenses	0.10%	0.14%	0.04%	0.05%	0.02%	0.09%	0.43%
Pre-tax pre-provision operating return on average assets	0.95%	0.92%	1.05%	1.01%	(0.30)%	0.98%	0.91%

Return on average common equity	1.28%	4.06%	2.62%	(8.43)%	(6.11)%	2.66%	0.11%
Effect of adjustment for nonrecurring income and expenses	0.83%	1.12%	0.37%	0.52%	11.47%	0.77%	4.20%
Operating return on average common equity	2.11%	5.18%	2.99%	(7.91)%	5.35%	3.44%	4.32%
Effect of goodwill and other intangible assets	0.69%	1.75%	0.99%	(2.61)%	2.00%	1.17%	1.60%
Operating return on average tangible common equity	2.80%	6.93%	3.98%	(10.53)%	7.35%	4.60%	5.92%

Efficiency ratio	83.22%	82.62%	77.41%	81.31%	108.50%	81.12%	86.30%
Effect of adjustment for nonrecurring income and expenses	(2.87)%	(3.76)%	(1.23)%	(1.88)%	(33.33)%	(2.63)%	(11.74)%
Operating efficiency ratio	80.35%	78.86%	76.17%	79.43%	75.17%	78.49%	74.56%

Earnings per common share - Basic	$0.05	$0.15	$0.10	$(0.33)	$(0.24)	$0.30	$0.01
Effect of adjustment for nonrecurring income and expenses	0.03	0.05	0.01	0.02	0.45	0.09	0.51
Operating earnings per common share - Basic	$0.08	$0.20	$0.11	$(0.31)	$0.21	$0.39	$0.52

Earnings per common share - Diluted	$0.05	$0.15	$0.10	$(0.33)	$(0.24)	$0.30	$0.01
Effect of adjustment for nonrecurring income and expenses	0.03	0.05	0.01	0.02	0.45	0.09	0.51
Operating earnings per common share - Diluted	$0.08	$0.20	$0.11	$(0.31)	$0.21	$0.39	$0.52

Book value per common share	$15.43	$15.23	$15.16	$15.23	$15.30	$15.43	$15.30
Effect of goodwill and other intangible assets	(3.82)	(3.83)	(3.85)	(3.86)	(3.88)	(3.82)	(3.88)
Tangible book value per common share	$11.61	$11.40	$11.31	$11.37	$11.42	$11.61	$11.42

Total Primis common stockholders' equity	$381,352	$376,393	$374,577	$376,161	$377,610	$381,352	$377,610
Less goodwill and other intangible assets	(94,444)	(94,768)	(95,093)	(95,417)	(95,741)	(94,444)	(95,741)
Tangible common equity	$286,908	$281,625	$279,484	$280,744	$281,869	$286,908	$281,869

Common equity to assets	9.48%	9.49%	9.63%	9.75%	9.84%	9.48%	9.84%
Effect of goodwill and other intangible assets	(2.18)%	(2.22)%	(2.27)%	(2.29)%	(2.31)%	(2.18)%	(2.31)%
Tangible common equity to tangible assets	7.30%	7.27%	7.36%	7.46%	7.53%	7.30%	7.53%